UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2026
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6133 N. River Road, Suite 500, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2026, the Board of Directors (the “Board”) of Littelfuse, Inc. (the “Corporation”) increased the number of members of the Board from eight to nine and appointed Ms. Holly B. Paeper to the Board to fill the resulting vacancy, effective March 4, 2026. Holly B. Paeper was also appointed to the Technology Committee.

Ms. Paeper will hold office until her successor is duly elected and qualified or upon her earlier death, resignation or removal. There are no arrangements or understandings between Ms. Paeper and any other person pursuant to which Ms. Paeper was appointed as a director. The Board has determined that Ms. Paeper is an independent director under the listing standards of the Nasdaq Stock Market and is independent for the purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Paeper also is not a party to any transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act, except as follows: Ms. Paeper serves as President, Commercial HVAC Business of Trane Technologies (“Trane”). Since December 29, 2024, the Corporation sold products totalling approximately $19.0 million to Trane and its affiliates.

Ms. Paeper has served as President of Commercial HVAC Americas at Trane Technologies plc (NYSE: TT), a global climate innovator that delivers sustainable and efficient solutions for buildings, homes, and transportation, since January 2024. As President, Holly leads a thermal management, building technologies and energy services business, delivering innovative solutions for commercial, industrial, and data center customers. Since joining Trane Technologies in 2016, Ms. Paeper has also served as President of the global Life Science Solutions business from 2021-2024, and held Vice President and General Manager roles within the Commercial HVAC business from 2016 to 2021. Prior to joining Trane Technologies, Ms. Paeper held executive leadership roles in general management, M&A, strategy, product management, and marketing at Corning Incorporated, Eaton Corporation, and Intel Corp. She currently serves as a member of the board of directors at Mitsubishi Electric Trane US (METUS) since January 2024 and has served as a member of the board of directors of LiquidStack Holding B.V. from 2023 to 2025. Ms. Paeper holds a Bachelor of Science in Electrical Engineering from the University of Minnesota – Institute of Technology and a Master of Business Administration from the University of Minnesota – Carlson School of Management.

As a non-employee director, Ms. Paeper will receive compensation in accordance with the Corporation’s non-employee director compensation practices, which are described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2025. As part of such compensation, Ms. Paeper will receive an initial equity award consisting of a pro-rated portion of the annual award of restricted stock units made to independent directors.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Ms. Paeper is attached as Exhibit 99.1 and incorporated herein by reference.

The exhibit furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: March 5, 2026	By: /s/ Abhishek Khandelwal
Executive Vice President and Chief Financial Officer